                                                                  Exhibit 10.8

================================================================================

                                  Equivalent of
                                   $3,800,000

                                CREDIT AGREEMENT

                            DATED AS OF MARCH 4, 1997

                                      AMONG

                              GIGANTISSIMO 2061 AB

                     (TO BE KNOWN AS WATERLINK (SWEDEN) AB),

                                   AS BORROWER

                                WATERLINK, INC.,

                                  AS GUARANTOR,

                                       AND

                        BANK OF AMERICA NATIONAL TRUST &

                       SAVINGS ASSOCIATION, LONDON BRANCH

================================================================================

                                TABLE OF CONTENTS

              Section                                                                                    Page

              ARTICLE I

                       DEFINITIONS..........................................................................1
              1.03     ACCOUNTING PRINCIPLES................................................................9

              ARTICLE II

                       THE CREDITS..........................................................................9
              2.01  AMOUNTS AND TERMS OF COMMITMENTS........................................................9
              2.02  LOAN ACCOUNTS...........................................................................9
              2.03  PROCEDURE FOR BORROWING................................................................10
              2.05  VOLUNTARY TERMINATION OR REDUCTION OF THE COMMITMENT...................................11
              2.06  OPTIONAL PREPAYMENTS...................................................................11
              2.07  MANDATORY PREPAYMENTS OF LOANS; MANDATORY COMMITMENT REDUCTIONS
                        ...................................................................................12
              2.08  REPAYMENT..............................................................................12
              2.09  INTEREST...............................................................................12
              2.11  COMPUTATION OF FEES AND INTEREST.......................................................13
              2.12  PAYMENTS BY THE BORROWER...............................................................13
              2.13  UTILIZATION OF APPROVED CURRENCIES.....................................................14

              ARTICLE III

                       THE LETTERS OF CREDIT...............................................................14
              3.01  THE LETTER OF CREDIT SUBFACILITY.......................................................14
              3.02  ISSUANCE, AMENDMENT AND RENEWAL OF LETTERS OF CREDIT...................................15
              3.03  DRAWINGS AND REIMBURSEMENTS............................................................17
              3.04  ROLE OF THE ISSUING BANK...............................................................17
              3.05  OBLIGATIONS ABSOLUTE...................................................................18
              3.06  CASH COLLATERAL PLEDGE.................................................................19
              3.07  LETTER OF CREDIT FEES..................................................................19
              3.08  UNIFORM CUSTOMS AND PRACTICE...........................................................19

              ARTICLE IV

                       TAXES, YIELD PROTECTION AND ILLEGALITY..............................................19
              4.01  TAXES..................................................................................19
              4.02  ILLEGALITY.............................................................................20
              4.03  INCREASED COSTS AND REDUCTION OF RETURN................................................21
              4.04  FUNDING LOSSES.........................................................................21

Section                                                                                                        Page

                    4.05  INABILITY TO DETERMINE RATES...........................................................22
                    4.06  RESERVES ON LOANS......................................................................22
                    4.07  CERTIFICATES OF THE BANK...............................................................23
                    4.08 SURVIVAL................................................................................23

                    ARTICLE V

                             CONDITIONS PRECEDENT................................................................23
                    5.01  CONDITIONS OF INITIAL CREDIT EXTENSIONS................................................23
                             (a)   CREDIT AGREEMENT AND NOTES....................................................23
                             (b)   RESOLUTIONS; INCUMBENCY.......................................................23
                             (c)   ORGANIZATION DOCUMENTS; GOOD STANDING.........................................23
                             (d)   LEGAL OPINIONS................................................................24
                             (e)   PAYMENT OF FEES...............................................................24
                             (f)   CERTIFICATE...................................................................24
                             (g)   CONSENT LETTER................................................................24
                             (h)   NORDIC ACQUISITION............................................................24
                             (i)   SOLVENCY CERTIFICATE..........................................................25
                             (j)   OTHER DOCUMENTS...............................................................25
                    5.02  CONDITIONS TO ALL CREDIT EXTENSIONS....................................................25
                             (a)   NOTICE, APPLICATION...........................................................25
                             (b)   CONTINUATION OF REPRESENTATIONS AND WARRANTIES................................25
                             (c)   NO EXISTING DEFAULT...........................................................25

                    ARTICLE VI

                             REPRESENTATIONS AND WARRANTIES......................................................25

                    ARTICLE VII

                             AFFIRMATIVE COVENANTS...............................................................26

                    ARTICLE VIII

                             NEGATIVE COVENANTS..................................................................26

                    ARTICLE IX

                             EVENTS OF DEFAULT...................................................................26
                    9.01  EVENT OF DEFAULT.......................................................................26

                             (a)   NON-PAYMENT...................................................................26

Section                                                                                                        Page

                             (b)   REPRESENTATION OR WARRANTY....................................................26
                             (c)   WATERLINK CREDIT AGREEMENT DEFAULTS...........................................27
                             (d)   GUARANTOR DEFAULTS............................................................27

                    9.02  REMEDIES...............................................................................27
                    9.03  RIGHTS NOT EXCLUSIVE...................................................................27

                    ARTICLE X

                             GUARANTY
                              ...................................................................................27

                    ARTICLE XI

                             MISCELLANEOUS
                              ...................................................................................31
                    11.01  AMENDMENTS AND WAIVERS................................................................31
                    11.02  NOTICES...............................................................................31
                    11.03  NO WAIVER; CUMULATIVE REMEDIES........................................................31
                    11.04  COSTS AND EXPENSES....................................................................31
                    11.05  INDEMNIFICATION.......................................................................32
                    11.06  PAYMENTS SET ASIDE....................................................................32
                    11.07  SUCCESSORS AND ASSIGNS................................................................32
                    11.08  PARTICIPATIONS........................................................................33
                    11.09  CONFIDENTIALITY.......................................................................33
                    11.10  SET-OFF...............................................................................34
                    11.11  AUTOMATIC DEBITS OF FEES..............................................................34
                             11.12 JUDGMENT......................................................................34
                    11.13  COUNTERPARTS..........................................................................35
                    11.14  SEVERABILITY..........................................................................35
                    11.15  NO THIRD PARTIES BENEFITED............................................................35
                    11.16  GOVERNING LAW AND JURISDICTION........................................................35
                    11.17  WAIVER OF JURY TRIAL..................................................................36
                    11.18  ENTIRE AGREEMENT......................................................................36

    SCHEDULES

    Schedule 1       Calculation of MLA Costs
    Schedule 11.02   Lending Offices; Addresses for Notices

    EXHIBITS

    Exhibit A        Form of Notice of Borrowing
    Exhibit B        Form of Notice of Continuation

    Exhibit C-1      Form of Legal Opinion of Counsel to the Loan Parties
    Exhibit C-2      Form of  Legal Opinion of Special New York Counsel to the
                     Loan Parties
    Exhibit C-3      Form of Legal Opinion of Special Sweden Counsel to the Loan
                     Parties
    Exhibit D        Form of Promissory Note
    Exhibit E        Form of L/C Application

                                CREDIT AGREEMENT
                                ----------------

         This CREDIT AGREEMENT is entered into as of March 4, 1997, among Gigantissimo 2061 AB (to be known as Waterlink (Sweden) AB), a Swedish corporation (the "Borrower"), Waterlink, Inc., a Delaware corporation (the "Guarantor"), and Bank of America National Trust and Savings Association, London Branch (the "Bank").

         WHEREAS, the Bank has agreed to make available to the Borrower a revolving credit facility with a letter of credit subfacility upon the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

         1.01 CERTAIN DEFINED TERMS. The following terms have the following meanings:

                  "AFFILIATE" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.

                  "AGREEMENT" means this Credit Agreement.

                  "AGREEMENT CURRENCY" has the meaning specified in SECTION
11.2.

                  "APPLICABLE CURRENCY" means, as to any particular payment, Dollars or the Approved Currency in which it is denominated or is payable.

                  "APPLICABLE MARGIN" shall mean 2.50%.

                  "APPROVED CURRENCY" means, at any time, Dollars, Sterling, Deutschmarks, Krona or ECU's or any other currency (other than Dollars) acceptable to the Bank that is readily available and freely transferable in the London interbank market.

                  "ASSIGNEE" has the meaning specified in Section 11.08(a).

                  "ATTORNEY COSTS" means and includes all reasonable and customary fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

                  "BAI" means Bank of America Illinois, an Illinois banking association.

                  "BANK" has the meaning specified in the introductory clause hereto.

                  "BANKRUPTCY CODE" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. ss.101, ET SEQ.).

                  "BASE RATE" means, for any Interest Period, with respect to Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/16th of 1%) determined by the Bank as follows:

         Base Rate =                    LIBOR
                    --------------------------------------------
                         1.00 - Eurodollar Reserve Percentage

         Where,

                  "EURODOLLAR RESERVE PERCENTAGE" means for any day for any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to the Bank) under regulations issued from time to time by a relevant Governmental Authority for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"); and

                  "LIBOR" means the rate of interest per annum determined by the Bank to be the rate of interest per annum at which deposits in the approximate amount of the amount of the Loan to be made or continued by the Bank and having a maturity comparable to such Interest Period would be offered to major banks in the London interbank market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

         The Base Rate shall be adjusted automatically as to all Loans then outstanding as of the effective date of any change in the Eurodollar Reserve Percentage.

                  "BORROWER" has the meaning specified in the introductory clause hereto.

                  "BORROWING" means a borrowing hereunder consisting of Loans of the same Approved Currency made to the Borrower on the same day by the Bank under Article II, and having the same Interest Period.

                  "BORROWING DATE" means any date on which a Borrowing occurs under Section 2.03.

                  "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks in Chicago, San Francisco, Stockholm, Frankfurt or London are authorized or required by law to close and, if the applicable Business Day relates to any Loan, means such a day on which dealings are carried on in the applicable offshore interbank market.

                  "CAPITAL ADEQUACY REGULATION" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

                  "CASH COLLATERALIZE" means to pledge and deposit with or deliver to the Bank as additional collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Bank. Derivatives of such term shall have corresponding meaning. The Borrower hereby grants the Bank a security interest in all such cash and deposit account balances. Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at the Bank.

                  "CLOSING DATE" means the date on which all conditions precedent set forth in Section 5.01 are satisfied or waived by the Bank.

                  "COMMITMENT" has the meaning specified in Section 2.01.

                  "COMPUTATION DATE" has the meaning specified in Section 2.13.

                  "CONTINUATION DATE" means any date on which, under Section 2.04, the Borrower continues Loans of the same Approved Currency, but with a new Interest Period, having Interest Periods expiring on such date.

                  "CREDIT EXTENSION" means and includes (a) the making of any Loans hereunder, and (b) the Issuance of any Letters of Credit hereunder.

                  "DEFAULT" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

                  "DEUTSCHMARKS" means the lawful currency of Germany

                  "DOLLARS", "DOLLARS" and "$" each mean lawful money of the United States.

                  "ECU" means the European Currency Unit used in the European Monetary System.

                  "EQUIVALENT" means, at any time, the equivalent amount of an Approved Currency in Dollars as determined by the Bank at such time on the basis of the Spot Rate for the purchase of Dollars with such Approved Currency on the most recent Computation Date provided for in Section 2.13.

                  "EFFECTIVE AMOUNT" means with respect to any Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of Loans occurring on such date. For purposes of Section 2.07, the Effective Amount shall be determined without giving effect to any mandatory prepayments to be made under said Section.

                  "EVENT OF DEFAULT" means any of the events or circumstances specified in Section 9.01.

                  "FINANCIAL LETTERS OF CREDIT" means any Letter of Credit which either the Bank or the Issuing Bank determines is required under applicable law (including regulations and guidelines established by banking regulators) relating to reserve requirements to be classified as a financial letter of credit.

                  "FURTHER TAXES" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges (including, without limitation, net income taxes and franchise taxes), and all liabilities with respect thereto, imposed by any jurisdiction on account of amounts payable or paid pursuant to Section 4.01.

                  "GERMAN CREDIT AGREEMENT" means the Credit Agreement, dated as of March 4, 1997, among the Guarantor, Provista Einhundertsechsundfunfzigste Verwaltungsgesellschaft mbH (to be known as Waterlink (Germany) GmbH), and Bank of America National Trust and Savings Association, Frankfurt Branch.

                  "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                  "HONOR DATE" has the meaning specified in Section 3.03(b).

                  "INDEMNIFIED LIABILITIES" has the meaning specified in Section 11.05.

                  "INDEMNIFIED PERSON" has the meaning specified in Section
11.05.

                  "INTEREST PAYMENT DATE" means, as to any Loan, the last day of each Interest Period applicable to such Loan.

                  "INTEREST PERIOD" means, as to any Loan, the period commencing on the Borrowing Date of such Loan or on the Continuation Date on which the Loan is continued, and ending on the date one, two or three months thereafter as selected by the Borrower in its Notice of Borrowing or Notice of Continuation;

         PROVIDED that:

                           (a) if any Interest Period would otherwise end on a
                  day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                           (b) any Interest Period that begins on the last
                  Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                           (c) no Interest Period shall extend beyond the
                  Termination Date.

                  "ISSUANCE DATE" has the meaning specified in Section 3.01(a).

                  "ISSUE" means, with respect to any Letter of Credit, to issue or to extend the expiry of, or to renew or increase the amount of, such Letter of Credit; and the terms "ISSUED," "ISSUING" and "ISSUANCE" have corresponding meanings.

                  "JUDGMENT CURRENCY" has the meaning specified in SECTION
11.12.

                  "KRONA" means the lawful currency of Sweden.

                  "L/C ADVANCE" means the Bank's participation in any L/C Borrowing.

                  "L/C AMENDMENT APPLICATION" means an application form for amendment of outstanding standby or commercial documentary letters of credit as shall at any time be in use at the Issuing Bank, as the Issuing Bank shall request.

                  "L/C APPLICATION" means an application form for issuances of standby or commercial documentary letters of credit substantially in the form of Exhibit E or such other form as shall at any time be in use at the Issuing Bank as the Issuing Bank shall request.

                  "L/C BORROWING" means an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made nor converted into a Borrowing of Loans under Section 3.03(c).

                  "L/C COMMITMENT" means the commitment of the Issuing Bank to Issue, and the commitment of the Bank to participate in, Letters of Credit from time to time Issued or outstanding under Article III, in an aggregate amount not to exceed on any date the amount of the Equivalent of the Commitment, as the same shall be reduced as a result of a reduction in the L/C Commitment pursuant to Section 2.06; PROVIDED that the L/C Commitment is a part of the Commitment, rather than a separate, independent commitment.

                  "L/C OBLIGATIONS" means at any time the sum of (a) the aggregate undrawn amount of all Letters of Credit then outstanding, plus (b) the amount of all unreimbursed drawings under all Letters of Credit, including all outstanding L/C Borrowings.

                  "L/C-RELATED DOCUMENTS" means the Letters of Credit, the L/C Applications, the L/C Amendment Applications and any other document relating to any Letter of Credit, including any of the Issuing Bank's standard form documents for letter of credit issuances.

                  "LENDING OFFICE" means the office or offices of the Bank specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, on SCHEDULE 11.02, or such other office or offices as the Bank may from time to time notify the Borrower.

                  "LETTERS OF CREDIT" means any letters of credit or bank guarantee (whether Financial Letters of Credit or Non-Financial Letters of Credit) Issued by the Issuing Bank pursuant to Article III.

                  "LOAN" means an extension of credit by the Bank to the Borrower under Article II or Article III in the form of a Loan or L/C Borrowing.

                  "LOAN DOCUMENTS" means this Agreement, the Note, the L/C-Related Documents and all other documents delivered to the Bank in connection herewith.

                  "LOAN PARTY" shall mean, collectively, the Guarantor and the Borrower.

                  "MLA COST" means the cost imputed to the Bank of compliance with the mandatory liquid assets requirements of the Bank of England during the Interest Period of a Loan denominated in Sterling, determined in accordance with
Schedule 1.

                  "MATERIAL ADVERSE EFFECT" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Guarantor or the Guarantor and its Subsidiaries taken as a whole or as to any Subsidiary; (b) a material impairment of the ability of the Guarantor or any Subsidiary to perform under any Loan Document and to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Guarantor or any Subsidiary of any Loan Document.

                  "NON-FINANCIAL LETTERS OF CREDIT" means Letters of Credit which are not Financial Letters of Credit.

                  "NOTE" means a promissory note executed by the Borrower in favor of the Bank pursuant to Section 2.02(b), in substantially the form of EXHIBIT D.

                  "NOTICE OF BORROWING" means a notice in substantially the form of EXHIBIT A.

                  "NOTICE OF CONTINUATION" means a notice substantially in the form of EXHIBIT B.

                  "OBLIGATIONS" means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document owing by each Loan Party to the Bank or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

                  "ORGANIZATION DOCUMENTS" means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

                  "OTHER TAXES" means any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

                  "PARTICIPANT" has the meaning specified in Section 11.08(d).

                  "PAYMENT OFFICE" means the address for payments set forth on
Schedule 11.02 or such other address as the Bank may from time to time specify.

                  "PERSON" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

                  "REQUIREMENT OF LAW" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

                  "RESPONSIBLE OFFICER" means the chief executive officer or the president of a Loan Party, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer or the treasurer of the Guarantor, or any other officer having substantially the same authority and responsibility.

                  "LOAN" has the meaning specified in Section 2.01.

                  "SPOT RATE" for a currency means the rate generally quoted by the Bank as the spot rate for the purchase by the Bank of such currency with another currency through its FX trading office on the date two Business Days prior to the date as of which the foreign exchange computation is made.

                  "STERLING" means the lawful currency of the United Kingdom.

                  "TAXES" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding taxes imposed on or measured by its net income by the jurisdiction (or any political subdivision thereof) under the laws of which the Bank is organized or maintains a lending office.

                  "TERMINATION DATE" means the earlier to occur of:

                           (a) February 18, 2000; and

                           (b) the date on which the Commitment terminates in
accordance with the provisions of this Agreement.

                  "UNITED STATES" and "U.S." each means the United States of America.

                  "WATERLINK CREDIT AGREEMENT" means the Credit Agreement, dated as of February __, 1997, among the Guarantor, the financial institutions from time to time party thereto and BAI, as agent, as the same may be amended, restated, supplemented or otherwise modified from time to time. In the event such credit agreement is terminated, "Waterlink Credit Agreement" means such agreement as in effect on the date immediately prior to such termination.

         1.02 OTHER INTERPRETIVE PROVISIONS. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

                  (b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                           (ii) The term "including" is not limiting and means
"including without limitation."

                           (iii) In the computation of periods of time from a
specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

                  (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

                  (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

                  (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. Unless otherwise expressly provided, any reference to any action of the Bank by way of consent, approval or waiver shall be deemed modified by the phrase "in its/their sole discretion."

                  (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Bank, the Loan Parties and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Bank merely because of the Bank's involvement in their preparation.

         1.03 ACCOUNTING PRINCIPLES. (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

                  (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Guarantor.

         1.04 CURRENCY EQUIVALENTS GENERALLY. For all purposes of this Agreement (but not for purposes of the preparation of any financial statements delivered pursuant hereto), the equivalent in any Approved Currency of an amount in Dollars, and the equivalent in Dollars of an amount in any Approved Currency, shall be determined at the Spot Rate. Each determination of an Equivalent amount by the Bank shall be conclusive and binding on the Borrower in the absence of manifest error. The Bank will, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Bank in determining any Equivalent amount.

                                   ARTICLE II

                                   THE CREDITS
                                   -----------

         2.01 AMOUNTS AND TERMS OF COMMITMENTS. THE REVOLVING CREDIT. The Bank agrees, on the terms and conditions set forth herein, to make loans to the Borrower (each such loan, a "LOAN") from time to time on any Business Day during the period from the Closing Date to the Termination Date, in an aggregate amount not to exceed at any time outstanding the Equivalent of the amount set forth opposite the Bank's signature on the signature page to this Agreement (such amount, the "COMMITMENT"); PROVIDED, HOWEVER, that, after giving effect to any Borrowing of Loans, the Effective Amount of all outstanding Loans (exclusive of Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Loans) and the Effective Amount of all L/C Obligations, shall not on any Computation Date exceed the Equivalent of the Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.06 and reborrow under this Section 2.01.

         2.02 LOAN ACCOUNTS. (a) The Loans made by the Bank and the Letters of Credit Issued by the Bank shall be evidenced by one or more accounts or records maintained by the Bank in the ordinary course of business. The accounts or records maintained by the Bank shall be prima facia evidence of the amount of the Loans made by the Bank to the Borrower and the Letters of Credit Issued for the account of the Borrower, and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Loans or any Letter of Credit.

                  (b) Upon the request of the Bank, the Loans may be evidenced by one or more Notes, instead of or in addition to loan accounts. The Bank shall record on the schedules annexed to its Note(s) the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Borrower with respect thereto. The Bank is irrevocably authorized by the Borrower to make recordations on its Note(s) and the Bank's record shall be deemed prima facia correct; PROVIDED, HOWEVER, that the failure of the Bank to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Borrower hereunder or under any such Note to the Bank.

         2.03 PROCEDURE FOR BORROWING. (a) Each Borrowing (other than an L/C Borrowing) shall be made upon the Borrowers's irrevocable written notice delivered to the Bank in the form of a Notice of Borrowing (which notice must be received by the Bank prior to 10:00 a.m. (London time)) two Business Days prior to the requested Borrowing Date, specifying:

                           (i) the amount of the Borrowing, which shall be in an
                  aggregate minimum amount of the Equivalent of $250,000, or any multiple of the Equivalent of $100,000 in excess thereof;

                           (ii) the Approved Currency in which the Borrowing is
                  to be denominated;

                           (iii) the requested Borrowing Date, which shall be a
                  Business Day; and

                           (iv) the duration of the Interest Period applicable
                  to such Loans included in such notice. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing, such Interest Period shall be one month.

                  (b) The Bank will make the amount of each Borrowing available for the account of the Borrower at the Payment Office on the Borrowing Date requested by the Borrower in funds immediately available to the Bank. The proceeds of all such Loans will then be made available to the Borrower by the Bank at such office by crediting the account of the Borrower on the books of the Bank.

                  (c) After giving effect to any Borrowing, unless the Bank shall otherwise consent, there may not be more than five different Interest Periods in effect.

         2.04 CONTINUATION ELECTIONS. (a) The Borrower may, upon irrevocable written notice to the Bank in accordance with Section 2.04(b), elect as of the last day of the applicable Interest Period, to continue any Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than the Equivalent of $250,000, or that is in an integral multiple of the Equivalent of $100,000 in excess thereof).

                  (b) The Borrower shall deliver a Notice of Continuation to be received by the Bank not later than 10:00 a.m. (London time) at least two Business Days in advance of the Continuation Date, specifying:

                           (i) the proposed Continuation Date;

                           (ii) the aggregate amount of Loans to be continued;

                           (iii) the Approved Currency in which the Loans
                  subject to the proposed continuation is denominated; and

                           (iv) the duration of the requested Interest Period.

                  (c) If upon the expiration of any Interest Period applicable to a Loan, the Borrower has failed to select a new Interest Period to be applicable to such Loan by the time specified in Section 2.04(b), or if any Default or Event of Default then exists, the Borrower shall be deemed to have elected to convert such Loan into an Interest Period of one month.

                  (d) After giving effect to any continuation of Loans, unless the Bank shall otherwise consent, there may not be more than five different Interest Periods in effect.

        2.05 VOLUNTARY TERMINATION OR REDUCTION OF THE COMMITMENT. The Borrower may, upon not less than three Business Days' prior notice to the Bank, terminate the Commitment, or permanently reduce the Commitment by an aggregate minimum amount of $250,000 or any multiple of $100,000 in excess thereof; UNLESS, after giving effect thereto and to any prepayments of Loans made on the effective date thereof, (a) the Effective Amount of all Loans and L/C Obligations together would exceed the amount of the Commitment then in effect, or (b) the Effective Amount of all L/C Obligations then outstanding would exceed the L/C Commitment. Once reduced in accordance with this Section, the Commitment may not be increased. If and to the extent specified by the Borrower in the notice to the Bank, some or all of the reduction in the Commitment shall be applied to reduce the L/C Commitment. All accrued commitment and letter of credit fees to, but not including, the effective date of any reduction or termination of the Commitment, shall be paid on the effective date of such reduction or termination.

        2.06 OPTIONAL PREPAYMENTS. Subject to Section 4.04, the Borrower may, at any time or from time to time, upon irrevocable notice to the Bank, prepay Loans in whole or in part, in minimum amounts of the Equivalent of $250,000 or any multiple of the Equivalent of $100,000 in excess thereof. Such notice of prepayment shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 4.04.

        2.07 MANDATORY PREPAYMENTS OF LOANS; MANDATORY COMMITMENT REDUCTIONS.
(a) If on any date the Effective Amount of L/C Obligations exceeds the L/C Commitment, the Borrower shall Cash Collateralize on such date the outstanding Letters of Credit in an amount equal to the excess of the maximum amount then available to be drawn under the Letters of Credit over the Aggregate L/C Commitment. Subject to Section 4.04, if on any date after giving effect to any Cash Collateralization made on such date pursuant to the preceding sentence, the Effective Amount of all Loans then outstanding plus the Effective Amount of all L/C Obligations exceeds the Commitment, the Borrower shall immediately, upon demand, prepay the outstanding principal amount of the Loans and L/C Advances by an amount equal to the applicable excess.

                (b) Subject to Section 4.04, if on any Computation Date the Bank shall have determined that due to a change in applicable rates of exchange between Dollars and the Approved Currency the aggregate Equivalent principal amount of all Loans then outstanding exceeds the Commitment by an amount equal to or greater than 10% of the Commitment, THEN the Bank shall give notice to the Borrower that a prepayment is required under this Section, and the Borrower agrees thereupon to make prepayments of Loans such that, after giving effect to such prepayment the aggregate Equivalent amount of all Loans does not exceed the Commitment.

                (c) Any prepayments pursuant to this Section 2.07 shall be applied to Loans with the shortest Interest Periods remaining. The Borrower shall pay, together with each prepayment under this Section 2.07, accrued interest on the amount prepaid and any amounts required pursuant to Section 4.04.

        2.08 REPAYMENT. The Borrower shall repay to the Bank on the Termination Date the aggregate principal amount of Loans outstanding on such date.

         2.09 INTEREST. (a) Each Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Base Rate PLUS the Applicable Margin.

                  (b) Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Loans under Section 2.06 or 2.07 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand of the Bank.

                  (c) Notwithstanding Section 2.09(a), while any Event of Default exists or after acceleration, the Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Obligations, at a rate per annum which is determined by adding 2% per annum to the Applicable Margin for such Loans.

                  (d) Anything herein to the contrary notwithstanding, the obligations of the Borrower to the Bank hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by the Bank would be contrary to the provisions of any law applicable to the Bank limiting the highest rate of interest that may be lawfully contracted for, charged or received by the Bank, and in such event the Borrower shall pay the Bank interest at the highest rate permitted by applicable law.

         2.10 FEES. In addition to certain fees described in Section 3.08, the Borrower shall pay to the Bank a commitment fee on the average unused portion of the Commitment calculated after giving effect to determinations made by the Bank, pursuant to Section 2.13, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon the daily utilization for that quarter as calculated by the Bank, equal to .50% percent per annum. For purposes of calculating utilization under this Section, the Commitment shall be deemed used to the extent of the Equivalent of the Effective Amount of Loans then outstanding, plus the Effective Amount of L/C Obligations then outstanding. Such commitment fee shall accrue from the Closing Date to the Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December through the Termination Date, with the final payment to be made on the Termination Date; PROVIDED that, in connection with any reduction or termination of the Commitment under Section 2.05, the accrued commitment fee calculated for the period ending on such date shall also be paid on the date of such reduction or termination, with the following quarterly payment being calculated on the basis of the period from such reduction or termination date to such quarterly payment date. The commitment fees provided in this Section shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in Article V are not met.

         2.11 COMPUTATION OF FEES AND INTEREST. (a) All computations of (i) fees and interest (other than as provided in clause (ii) below) shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year) and (ii) all computations of interest on Loans denominated in Sterling shall be made on the basis of a 365/366-day year and actual days elapsed. Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

                  (b) Each determination of an interest rate by the Bank shall be conclusive and binding on the Borrower in the absence of manifest error. The Bank will, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Bank in determining any interest rate and the resulting interest rate.

         2.12 PAYMENTS BY THE BORROWER. (a) All payments to be made by the Borrower shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrower shall be made to the Bank at the Payment Office in immediately available funds, no later than Noon (London time) on the date specified herein. Principal of, interest on, and any other amounts relating to, any Loan, shall be made in the Approved Currency in which such Loan is denominated or payable, and, with respect to all other amounts payable hereunder, shall be made in Dollars. Any payment received by the Bank later than 12:00 Noon (London time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue for the day actually received.

                  (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

         2.13 UTILIZATION OF APPROVED CURRENCIES. (a) The Bank will determine the Equivalent amount with respect to any (i) Borrowing as of the requested Borrowing Date, (ii) outstanding Loans and L/C Obligations as of the last Business Day of each month, and (iii) outstanding Loans and L/C Obligations as of any redenomination date pursuant to this Section 2.13 or Section 4.05 (each such date under clauses (i) through (iii), a "COMPUTATION DATE").

                  (b) In the case of a proposed Borrowing, the Bank shall be under no obligation to make Loans in the requested Approved Currency as part of such Borrowing if the Bank cannot provide Loans in the requested Approved Currency, in which event the Bank will give notice to the Borrower no later than Noon (London time) on the second Business Day prior to the requested date of such Borrowing that the Borrowing in the requested Approved Currency is not then available. If the Bank shall have so notified the Borrower that any such Borrowing in a requested Approved Currency is not then available, the Borrowing requested therein shall not occur.

                  (c) In the case of a proposed continuation of any Loan for an additional Interest Period pursuant to Section 2.04, the Bank shall be under no obligation to continue such Loan if the Borrower has received notice from the Bank by Noon (London time) two Business Days prior to the day of such continuation that the Bank cannot continue to provide Loans in the relevant Approved Currency. If the Bank shall have so notified the Borrower that any such continuation of such Loan is not then available, any Notice of Continuation with respect thereto shall be deemed withdrawn and such Loan shall be redenominated into an available Approved Currency with effect from the last day of the Interest Period with respect to any such Loans. The Bank will promptly notify the Borrower of any such redenomination and in such notice will state the aggregate Equivalent amount of the redenominated Loan as of the Computation Date with respect thereto.

                                   ARTICLE III

                              THE LETTERS OF CREDIT
                              ---------------------

         3.01 THE LETTER OF CREDIT SUBFACILITY. (a) On the terms and conditions set forth herein the Bank agrees, (A) from time to time on any Business Day during the period from the Closing Date to the Termination Date to issue Letters of Credit for the account of the Borrower, and to amend or renew Letters of Credit previously issued by it, in accordance with Sections 3.02(c) and (d), and
(B) to honor drafts under the Letters of Credit; PROVIDED, that the Bank shall not be obligated to Issue any Letter of Credit if as of the date of Issuance of such Letter of Credit (the "ISSUANCE DATE") (1) the Effective Amount of all L/C Obligations plus the Effective Amount of all Loans exceeds the Commitment or (2) the Effective Amount of L/C Obligations exceeds the L/C Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower's ability to obtain Letters of Credit shall be fully revolving, and, accordingly, the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed.

                  (b) The Bank is under no obligation to Issue any Letter of Credit if:

                           (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Bank from such Letter of Credit, or any Requirement of Law applicable to the Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Bank shall prohibit, or request that the Bank refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Bank in good faith deems material to it;

                           (ii) the Bank has received written notice from the Borrower, on or prior to the Business Day prior to the requested date of Issuance of such Letter of Credit, that one or more of the applicable conditions contained in Article V is not then satisfied;

                           (iii) the expiry date of any requested Letter of Credit is after the Termination Date, unless the Borrower has Cash Collateralized, in form and substance satisfactory to the Bank, its L/C Obligations under such Letter of Credit on or prior to the date of the Issuance of such Letter of Credit;

                                    (iv) any requested Letter of Credit does not
                  provide for drafts, or is not otherwise in form and substance acceptable to the Issuing Bank, or the Issuance of a Letter of Credit shall violate any applicable policies of the Issuing Bank; or

                           (v) such Letter of Credit is in a face amount less than the Equivalent of $25,000, unless such lesser amount is approved by the Bank, or to be denominated in a currency other an Approved Currency.

         3.02 ISSUANCE, AMENDMENT AND RENEWAL OF LETTERS OF CREDIT. (a) Each Letter of Credit shall be issued upon the irrevocable written request of the Borrower received by the Bank at least three days (or such shorter time as the Bank may agree in a particular instance in its sole discretion) prior to the proposed date of issuance. Each such request for issuance of a Letter of Credit shall be by facsimile, confirmed immediately in an original writing, in the form of an L/C Application, and shall specify in form and detail satisfactory to the
Bank: (i) the proposed date of issuance of the Letter of Credit (which shall be a Business Day); (ii) the face amount of the Letter of Credit; (iii) the expiry date of the Letter of Credit; (iv) the name and address of the beneficiary thereof; (v) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder; (vi) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; and (vii) such other matters as the Bank may require.

                  (b) Unless the Bank determines that (A) it should not to issue such Letter of Credit because such issuance is not then permitted under Section 3.01(a) as a result of the limitations set forth in clauses (1) or (2) thereof or Section 3.01(b)(ii); or (B) that one or more conditions specified in Article V are not then satisfied; then, subject to the terms and conditions hereof, the Bank shall, on the requested date, issue a Letter of Credit for the account of the Borrower in accordance with the Bank's usual and customary business practices.

                  (c) From time to time while a Letter of Credit is outstanding and prior to the Termination Date, the Bank will, upon the written request of the Borrower received by the Bank at least three days (or such shorter time as the Bank may agree in a particular instance in its sole discretion) prior to the proposed date of amendment, amend any Letter of Credit issued by it. Each such request for amendment of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, made in the form of an L/C Amendment Application and shall specify in form and detail satisfactory to the
Bank: (i) the Letter of Credit to be amended; (ii) the proposed date of amendment of the Letter of Credit (which shall be a Business Day); (iii) the nature of the proposed amendment; and (iv) such other matters as the Issuing Bank may require. The Bank shall be under no obligation to amend any Letter of Credit if: (A) the Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms of this Agreement; or (B) the beneficiary of any such letter of Credit does not accept the proposed amendment to the Letter of Credit.

                  (d) The Bank agrees that, while a Letter of Credit is outstanding and prior to the Termination Date, at the option of the Borrower and upon the written request of the Borrower received by the Bank at least five days (or such shorter time as the Bank may agree in a particular instance in its sole discretion) prior to the proposed date of notification of renewal, the Bank shall be entitled to authorize the automatic renewal of any Letter of Credit issued by it. Each such request for renewal of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, in the form of an L/C Amendment Application, and shall specify in form and detail satisfactory to the Bank: (i) the Letter of Credit to be renewed; (ii) the proposed date of notification of renewal of the Letter of Credit (which shall be a Business Day);
(iii) the revised expiry date of the Letter of Credit; and (iv) such other matters as the Bank may require. The Bank shall be under no obligation so to renew any Letter of Credit if: (A) the Bank would have no obligation at such time to issue or amend such Letter of Credit in its renewed form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed renewal of the Letter of Credit. If any outstanding Letter of Credit shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from the Bank that such Letter of Credit shall not be renewed, and if at the time of renewal the Bank would be entitled to authorize the automatic renewal of such Letter of Credit in accordance with this clause (d) upon the request of the Borrower but the Bank shall not have received any L/C Amendment Application from the Borrower with respect to such renewal or other written direction by the Borrower with respect thereto, the Bank shall nonetheless be permitted to allow such Letter of Credit to renew, and the Borrower hereby authorizes such renewal, and, accordingly, the Bank shall be deemed to have received an L/C Amendment Application from the Borrower requesting such renewal.

                  (e) The Bank may, at its election, deliver any notices of termination or other communications to any Letter of Credit beneficiary or transferee, and take any other action as necessary or appropriate, at any time and from time to time, in order to cause the expiry date of such Letter of Credit to be a date not later than the Termination Date.

                  (f) This Agreement shall control in the event of any conflict with any L/C-Related Document (other than any Letter of Credit).

         3.03 DRAWINGS AND REIMBURSEMENTS. (a) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Bank will promptly notify the Borrower. The Borrower shall reimburse the Bank (by an L/C Borrowing or otherwise) prior to 12:00 Noon (London time), on each date that any amount is paid by the Bank under any Letter of Credit (each such date, an "HONOR DATE"), in an amount equal to the amount so paid by the Bank. In the event the Borrower fails to reimburse the Bank for the full amount of any drawing under any Letter of Credit by 12:00 Noon (London time) on the Honor Date, the Borrower shall be deemed to have requested that Base Rate Loans be made by the Bank to be disbursed on the Honor Date under such Letter of Credit, subject to the amount of the unutilized portion of the Commitment and subject to the conditions set forth in Section 5.02. Any notice given by the Bank pursuant to this clause (b) may be oral if immediately confirmed in writing (including by facsimile); provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                  (b) With respect to any unreimbursed drawing that is not converted into Loans consisting of Base Rate Loans to the Borrower in whole or in part, because of the Borrower's failure to satisfy the conditions set forth in Section 5.02 or for any other reason, the Borrower shall be deemed to have incurred from the Bank an L/C Borrowing in the amount of such drawing, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the rate of interest in effect for such day as publicly announced by the Bank as its "base rate" with respect to the relevant Approved Currency of such unreimbursed drawing plus 2% per annum.

         3.04 ROLE OF THE ISSUING BANK. (a) The Borrower agrees that, in paying any drawing under a Letter of Credit, the Bank shall not have any responsibility to obtain any document (other than any sight draft and certificates expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

                  (b) The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; PROVIDED, however, that this assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No correspondents, participants or assignees of the Bank shall be liable or responsible for any of the matters described in clauses (i) through (vii) of
Section 3.05; PROVIDED, however, anything in such clauses to the contrary notwithstanding, that the Borrower may have a claim against the Bank, and the Bank may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the Bank's willful misconduct or gross negligence or the Bank's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing: (i) the Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (ii) the Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

         3.05 OBLIGATIONS ABSOLUTE. The obligations of the Borrower under this Agreement and any L/C-Related Document to reimburse the Bank for a drawing under a Letter of Credit, and to repay any L/C Borrowing and any drawing under a Letter of Credit converted into Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C-Related Document under all circumstances, including the following:

                           (i) any lack of validity or enforceability of this Agreement or any L/C-Related Document;

                           (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Borrower in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C-Related Documents;

                           (iii) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C-Related Documents or any unrelated transaction;

                           (iv) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

                           (v) any payment by the Bank under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit; or any payment made by the Bank under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any Insolvency Proceeding;

                           (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of the Borrower in respect of any Letter of Credit; or

                           (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.

         3.06 CASH COLLATERAL PLEDGE. Upon (i) the request of the Bank, (A) if the Bank has honored any full or partial drawing request on any Letter of Credit and such drawing has resulted in an L/C Borrowing hereunder, or (B) if, as of the Termination Date, any Letters of Credit may for any reason remain outstanding and partially or wholly undrawn, or (ii) the occurrence of the circumstances described in Section 2.07(a) requiring the Borrower to Cash Collateralize Letters of Credit, then, the Borrower shall immediately Cash Collateralize the L/C Obligations in an amount equal to such L/C Obligations.

         3.07 LETTER OF CREDIT FEES. (a) The Borrower shall pay to the Bank a letter of credit fee with respect to the Letters of Credit equal to 2.25% per annum of the average daily maximum amount available to be drawn of the outstanding Letters of Credit, computed on a quarterly basis in arrears on the last Business Day of each March, June, September and December based upon Letters of Credit outstanding for that quarter as calculated by the Bank. Such letter of credit fees shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter during which Letters of Credit are outstanding, commencing on the first such quarterly date to occur after the Closing Date, through the Termination Date (or such later date upon which the outstanding Letters of Credit shall expire), with the final payment to be made on the Termination Date (or such later expiration date).

                  (b) The Borrower shall pay to the Bank from time to time on demand the normal issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Bank relating to letters of credit as from time to time in effect.

         3.08 UNIFORM CUSTOMS AND PRACTICE. The Uniform Customs and Practice for Documentary Credits as published by the International Chamber of Commerce most recently at the time of issuance of any Letter of Credit shall (unless otherwise expressly provided in the Letters of Credit) apply to the Letters of Credit.

                                   ARTICLE IV

                     TAXES, YIELD PROTECTION AND ILLEGALITY
                     --------------------------------------

         4.01 TAXES. (a) Any and all payments by the Borrower to the Bank under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Borrower shall pay all Other Taxes.

                  (b) If the Borrower shall be required by law to deduct or withhold any Taxes, Other Taxes or Further Taxes from or in respect of any sum payable hereunder to the Bank, then:

                           (i) the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), the Bank receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

                           (ii) the Borrower shall make such deductions and withholdings;

                           (iii) the Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                           (iv) the Borrower shall also pay to the Bank, at the time interest is paid, Further Taxes in the amount that the Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed.

                  (c) The Borrower agrees to indemnify and hold harmless and the Bank for the full amount of i) Taxes, ii) Other Taxes, and iii) Further Taxes in the amount that the Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes, Other Taxes or Further Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Bank makes written demand therefor.

                  (d) Within 30 days after the date of any payment pursuant to this Section by the Borrower of Taxes, Other Taxes or Further Taxes, the Borrower shall furnish to the Bank the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Bank.

                  (e) If the Borrower is required to pay any amount to the Bank pursuant to clauses (b) or (c) of this Section, then the Bank shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Borrower which may thereafter accrue, if such change in the sole judgment of the Bank is not otherwise disadvantageous to the Bank.

         4.02 ILLEGALITY. (a) If the Bank determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for the Bank or its applicable Lending Office to make Loans in an Approved Currency, then, on notice thereof by the Bank to the Borrower, any obligation of the Bank to make Loans in such Approved Currency shall be suspended until the Bank notifies the Borrower that the circumstances giving rise to such determination no longer exist.

                  (b) If the Bank determines that it is unlawful to maintain any Loan in an Approved Currency, the Borrower shall, upon its receipt of notice of such fact and demand from the Bank, prepay in full such Loans in such Approved Currency of the Bank then outstanding, together with interest accrued thereon and amounts required under Section 4.04, either on the last day of the Interest Period thereof, if the Bank may lawfully continue to maintain such Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such Loan. If the Borrower is required to so prepay any such Loan, then concurrently with such prepayment, the Borrower may borrow from the Bank, in the amount of such repayment, a Loan in an unaffected Approved Currency with an Interest Period of one month.

                  (c) If the obligation of the Bank to make or maintain Loans in an Approved Currency has been so terminated or suspended, the Borrower may elect, by giving notice to the Bank that all Loans in such Approved Currency which would otherwise be made by the Bank shall be instead Loans in an unaffected Approved Currency.

                  (d) Before giving any notice to the Borrower under this Section, the Bank shall designate a different Lending Office with respect to its Loans in an Approved Currency if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Bank, be illegal or otherwise disadvantageous to the Bank.

         4.03 INCREASED COSTS AND REDUCTION OF RETURN. (a) If the Bank determines that, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance by the Bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to the Bank of agreeing to make or making, funding or maintaining any Loans or any increase in the cost to the Bank of agreeing to issue, or maintaining any Letter of Credit or of agreeing to make or making, funding or maintaining any unpaid drawing under any Letter of Credit, then the Borrower shall be liable for, and shall from time to time, upon demand, pay to the Bank, additional amounts as are sufficient to compensate such Bank for such increased costs.

                  (b) If the Bank shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Bank (or its Lending Office) or any corporation controlling the Bank with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration the Bank's or such corporation's policies with respect to capital adequacy and the Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, loans, credits or obligations under this Agreement, then, upon demand of the Bank to the Borrower through the Bank, the Borrower shall pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase.

         4.04 FUNDING LOSSES. The Borrower shall reimburse the Bank and hold the Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of:

                  (i) the failure of the Borrower to make on a timely basis any payment of principal of any Loan;

                  (ii) the failure of the Borrower to borrow, continue or convert a Loan after the Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/ Continuation;

                  (iii) the failure of the Borrower to make any prepayment in accordance with any notice delivered under Section 2.06; or

                  (iv) the prepayment (including pursuant to Section 2.07) or other payment (including after acceleration thereof) of an Loan on a day that is not the last day of the relevant Interest Period.

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Loans or from fees payable to terminate the deposits from which such funds were obtained. For purposes of calculating amounts payable by the Borrower to the Bank under this Section and under Section 4.03(a), each Loan made by a Bank (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR used in determining the for such Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Loan is in fact so funded.

         4.05 INABILITY TO DETERMINE RATES. If the Bank determines that for any reason adequate and reasonable means do not exist for determining the Base Rate for any requested Interest Period with respect to a proposed Loan, or that the Base Rate applicable pursuant to Section 2.09(a) for any requested Interest Period with respect to a proposed Loan does not adequately and fairly reflect the cost to the Bank of funding such Loan, the Bank will promptly so notify the Borrower and each Bank. Thereafter, the obligation of the Bank to make or maintain Loans hereunder shall be suspended until the Bank revokes such notice in writing. Upon receipt of such notice, the Borrower may revoke any Notice of Borrowing or Notice of Continuation then submitted by it. If the Borrower does not revoke such Notice, the Bank shall make or continue the Loans, as proposed by the Borrower, in the amount specified in the applicable notice submitted by the Borrower, but such Loans shall be made or continued as Loans in an available Approved Currency. In the case of any Loan, the Borrowing or continuation shall be in an aggregate amount equal to the Equivalent of the originally requested Borrowing or continuation in the available Approved Currency, and to that end any outstanding Loans which are the subject of any continuation shall be redenominated and converted into the available Approved Currency with effect from the last day of the Interest Period with respect to any such Loan.

         4.06 RESERVES ON LOANS. The Borrower shall pay to the Bank, as long as the Bank shall be required under regulations of a relevant Governmental Authority to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), and, in respect of any Loans, under any applicable regulations of a relevant Governmental Authority in the country in which the Approved Currency of such Loan circulates, additional costs (including, without limitation, any MLA Cost) on the unpaid principal amount of each Loan equal to the actual costs of such reserves allocated to such Loan by the Bank (as determined by the Bank in good faith, which determination shall be conclusive), payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 15 days' prior written notice (with a copy to the Bank) of such additional interest from the Bank. If a Bank fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be payable 15 days from receipt of such notice.

         4.07 CERTIFICATES OF THE BANK. The Bank shall deliver to the Borrower a certificate setting forth in reasonable detail the amount payable to the Bank under this Article IV and such certificate shall be conclusive and binding on the Borrower in the absence of manifest error.

         4.08 SURVIVAL. The agreements and obligations of the Borrower in this
Article IV shall survive the payment of all other Obligations.

                                    ARTICLE V

                              CONDITIONS PRECEDENT
                              --------------------

         5.01 CONDITIONS OF INITIAL CREDIT EXTENSIONS. The obligation of the Bank to make its initial Credit Extension hereunder is subject to the condition that the Bank shall have received on or before the Closing Date all of the following, in form and substance satisfactory to the Bank:

                  (a) CREDIT AGREEMENT AND NOTES. This Agreement and the Note executed by each party thereto;

                  (b) RESOLUTIONS; INCUMBENCY.

                           (i) Copies of the resolutions of the board of directors of each Loan Party authorizing the transactions contemplated hereby, certified as of the Closing Date by the Secretary or an Assistant Secretary of such Person; and

                           (ii) A certificate of an authorized officer of each Loan Party certifying the names and true signatures of such Person authorized to execute, deliver and perform, as applicable, this Agreement, and all other Loan Documents to be delivered by it hereunder;

                  (c) ORGANIZATION DOCUMENTS; GOOD STANDING. Each of the following documents:

                           (i) the articles or certificate of incorporation, the bylaws, minutes and board of directors resolutions of each Loan Party as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of such Person as of the Closing Date; and

                           (ii) a good standing certificate, to the extent available, for each Loan Party from the Secretary of State (or similar, applicable Governmental Authority) of its jurisdiction of incorporation and each jurisdiction where such Person is qualified to do business as a foreign corporation as of a recent date, together with a bring-down certificate by facsimile, dated the Closing Date;

                  (d) LEGAL OPINIONS. An opinion addressed to the Bank, (i) of Benesch, Friedlander, Coplan & Aronoff, P.L.L., counsel to the Loan Parties, substantially in the form of EXHIBIT C-1, (ii) from Warshaw, Burnstein, Cohen, Schlesinger & Kuh, LLP, special New York counsel to the Loan Parties, substantially in the form of EXHIBIT C-2, and (iii) from local counsel in such jurisdictions as the Bank may request, such opinion to be in form and substance acceptable to the Bank.

                  (e) PAYMENT OF FEES. Evidence of payment by each Loan Party of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, together with Attorney Costs of the Bank to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute the Bank's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between each Loan Party and the Bank); including any such costs, fees and expenses arising under or referenced in Sections 2.10 and 10.04;

                  (f) CERTIFICATE. A certificate signed by an authorized officer of each Loan Party, dated as of the Closing Date:

                           (i) stating that the representations and warranties contained in Article VI are true and correct on and as of such date, as though made on and as of such date;

                           (ii) stating that no Default or Event of Default exists or would result from the Credit Extension; and

                           (iii) stating that there has occurred since September 30, 1996, no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect; and

                           (iv) certifying the names and true signatures of the officers of such Person authorized to execute, deliver and perform, as applicable, this Agreement and the other Loan Documents to which it is a party, and all other Loan Documents to be delivered hereunder.

                  (g) CONSENT LETTER. Letter from CT Corporation System, presently located at 1633 Broadway, New York, New York 10019, indicating its consent to its appointment by each Loan Party as their agent to receive service of process.

                  (h) NORDIC ACQUISITION A certificate signed by a Responsible Officer of the Guarantor, dated as of the Closing Date, stating that (x) the Guarantor has received proceeds from a Borrowing under, and as defined in, the Waterlink Credit Agreement and the Borrower under, and as defined in, the German Credit Agreement has received proceeds from the initial

Borrowing under, and as defined in, the German Credit Agreement, and such proceeds, when aggregated with proceeds from the initial Borrowing under this Agreement, will be sufficient to consummate the Nordic Acquisition, as defined in the Waterlink Credit Agreement, and (y) 100% of the proceeds referred to in the preceding clause (x) were utilized in connection with the consummation of the Nordic Acquisition.

                  (i) SOLVENCY CERTIFICATE. A written solvency certificate from the chief financial officer of the Borrower in form and content satisfactory to the Bank, dated the initial Borrowing Date, with respect to the value, Solvency and other factual information of, or relating to, as the case may be, the Borrower, after giving effect to the initial Borrowing.

                  (j) OTHER DOCUMENTS. Such other approvals, opinions, documents or materials as the Bank or any Bank may request.

         5.02 CONDITIONS TO ALL CREDIT EXTENSIONS. The obligation of the Bank to make any Loan (including its initial Loan) or to continue any Loan under Section
2.04 and the obligation of the Bank to Issue any Letter of Credit (including the initial Letter of Credit) is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or Issuance Date:

                  (a) NOTICE, APPLICATION. The Bank shall have received a Notice of Borrowing a Notice of Continuation, as applicable, or, in the case of any Issuance of any Letter of Credit, the Bank shall have received an L/C Application or L/C Amendment Application, as required under Section 3.02;

                  (b) CONTINUATION OF REPRESENTATIONS AND WARRANTIES. The representations and warranties in Article VI shall be true and correct on and as of such Borrowing Date or Issuance Date with the same effect as if made on and as of such Borrowing Date or Issuance Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date); and

                  (c) NO EXISTING DEFAULT. No Default or Event of Default shall exist or shall result from such Borrowing or continuation or Issuance.

Each Notice of Borrowing, L/C Application or L/C Amendment Application submitted by the Borrower hereunder shall constitute a representation and warranty by the Borrower hereunder, as of the date of each such notice and as of each Borrowing Date or Issuance Date, as applicable, that the conditions in this Section 5.02 are satisfied.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

         Each Loan Party makes the representations and warranties contained in
SECTION 6 of Waterlink Credit Agreement to the Bank, which representations and warrants are incorporated herein by reference, each and all of which shall survive the execution and delivery of this Agreement.

                                   ARTICLE VII

                              AFFIRMATIVE COVENANTS
                              ---------------------

         So long as the Bank shall have a Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Bank waives compliance in writing, each Loan Party agrees to perform, comply with and be bound by the covenants contained in Section 7 of the Waterlink Credit Agreement, which covenants are incorporated herein by reference.

                                  ARTICLE VIII

                               NEGATIVE COVENANTS
                               ------------------

         So long as the Bank shall have a Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Bank waives compliance in writing, each Loan Party agrees to perform, comply with and be bound by the covenants contained in Section 8 of the Waterlink Credit Agreement which covenants are incorporated herein by reference.

                                   ARTICLE IX

                                EVENTS OF DEFAULT
                                -----------------

         9.01 EVENT OF DEFAULT. Any of the following shall constitute an "EVENT OF DEFAULT":

                  (a) NON-PAYMENT. The Borrower fails to pay, (i) when and as required to be paid herein, any amount of principal of any Loan or of any L/C Obligation, or (ii) within five days after the same becomes due, any interest, fee or any other amount payable hereunder or under any other Loan Document; or

                  (b) REPRESENTATION OR WARRANTY. Any representation or warranty by either Loan Party or any of its Subsidiaries made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by such Person, or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made; or

                  (c) WATERLINK CREDIT AGREEMENT DEFAULTS. An Event of Default under, and as defined in, the Waterlink Credit Agreement shall have occurred and be continuing;

                  (d) GUARANTOR DEFAULTS. The Guarantor fails in any material respect to perform or observe any term, covenant or agreement in Article X; or
Article X is for any reason partially (including with respect to future advances) or wholly revoked or invalidated, or otherwise ceases to be in full force and effect, or the Guarantor or any other Person contests in any manner the validity or enforceability thereof or denies that it has any further liability or obligation thereunder.

         9.02  REMEDIES.  If any Event of Default occurs, the Bank may:

                  (a) declare the Commitment and any obligation of the Bank to Issue Letters of Credit to be terminated, whereupon the Commitment and obligation shall be terminated;

                  (b) declare an amount equal to the maximum aggregate amount that is or at any time thereafter may become available for drawing under any outstanding Letters of Credit (whether or not any beneficiary shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letters of Credit) to be immediately due and payable, and declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Loan Party; and

                  (c) exercise all rights and remedies available to it under the Loan Documents or applicable law;

PROVIDED, HOWEVER, that upon the occurrence of any event specified in Sections 9.01(f) or (g) (in the case of clause (i) of Section 9.01 (g) upon the expiration of the 60-day period mentioned therein) of the Waterlink Credit Agreement, the obligation of the Bank to make Loans and Issue Letters of Credit shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Bank.

         9.03 RIGHTS NOT EXCLUSIVE. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

                                    ARTICLE X

                                    GUARANTY
                                    --------

         10.01 Guarantor hereby absolutely, irrevocably and unconditionally guarantees prompt, full and complete payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of (a) the principal of and interest on the Loans made by the Bank to, and the

Note held by the Bank of, the Borrower, and all L/C Obligations and (b) all other amounts from time to time owing to the Bank by the Borrower under this Agreement, the Note, any Letter of Credit and the other Loan Documents, including without limitation all Obligations of the Borrower (solely for purposes of this ARTICLE X, collectively referred to as the "Guaranteed Debt"). This is a guaranty of payment, not a guaranty of collection.

         10.02 The Guarantor waives notice of the acceptance of this ARTICLE X (referred to as the "Guaranty") and of the extension or incurrence of the Guaranteed Debt or any part thereof. The Guarantor further waives all setoffs and counterclaims and presentment, protest, notice, filing of claims with a court in the event of receivership, bankruptcy or reorganization of the Borrower, demand or action on delinquency in respect of the Guaranteed Debt or any part thereof, including any right to require the Bank to sue the Borrower, or any other person obligated with respect to the Guaranteed Debt or any part thereof, or otherwise to enforce payment thereof against any collateral securing the Guaranteed Debt or any part thereof.

         10.03 The Guarantor hereby agrees that, to the fullest extent permitted by law, its obligations hereunder shall be continuing, absolute and unconditional under any and all circumstances and not subject to any reduction, limitation, impairment, termination, defense (other than indefeasible payment in full), setoff, counterclaim or recoupment whatsoever (all of which are hereby expressly waived by it to the fullest extent permitted by law), whether by reason of any claim of any character whatsoever, including, without limitation, any claim of waiver, release, surrender, alteration or compromise. The validity and enforceability of this Guaranty shall not be impaired or affected by any of the following: (a) any extension, modification or renewal of, or indulgence with respect to, or substitution for, the Guaranteed Debt or any part thereof or any agreement relating thereto at any time; (b) any failure or omission to perfect or maintain any lien on, or preserve rights to, any security or collateral or to enforce any right, power or remedy with respect to the Guaranteed Debt or any part thereof or any agreement relating thereto, or any collateral securing the Guaranteed Debt or any part thereof; (c) any waiver of any right, power or remedy or of any default with respect to the Guaranteed Debt or any part thereof or any agreement relating thereto or with respect to any collateral securing the Guaranteed Debt or any part thereof; (d) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any collateral securing the Guaranteed Debt or any part thereof, any other guaranties with respect to the Guaranteed Debt or any part thereof, or any other obligations of any person or entity with respect to the Guaranteed Debt or any part thereof; (e) the enforceability or validity of the Guaranteed Debt or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral securing the Guaranteed Debt or any part thereof; (f) the application of payments received from any source to the payment of indebtedness other than the Guaranteed Debt, any part thereof or amounts which are not covered by this Guaranty even though the Bank might lawfully have elected to apply such payments to any part or all of the Guaranteed Debt or to amounts which are not covered by this Guaranty; (g) any change of ownership of the Borrower or the insolvency, bankruptcy or any other change in the legal status of the Borrower; (h) any change in, or the imposition of, any law, decree, regulation or other governmental act which does or might impair, delay or in any way affect the validity, enforceability or the payment when due of the Guaranteed Debt; (i) the failure of the Borrower to maintain in full force, validity or effect or to obtain or renew when required all governmental and other approvals, licenses or consents required in connection with the Guaranteed Debt or this Guaranty, or to take any other action required in connection with the performance of all obligations pursuant to the Guaranteed Debt or this Guaranty; (j) the existence of any claim, setoff or other rights which the Guarantor may have at any time against the Borrower in connection herewith or with any unrelated transaction; (k) the Bank's election, in any case or proceeding instituted under chapter 11 of the Bankruptcy Code, of the application of section 1111(b)(2) of the Bankruptcy Code; (l) any borrowing, use of cash collateral, or grant of a security interest by the Borrower, as debtor in possession, under section 363 or 364 of the Bankruptcy Code; (m) the disallowance of all or any portion of the Bank's claims for repayment of the Guaranteed Debt under section 502 or 506 of the Bankruptcy Code; or (n) any other fact or circumstance which might otherwise constitute grounds at law or equity for the discharge or release of the Guarantor from its obligations hereunder, all whether or not the Guarantor shall have had notice or knowledge of any act or omission referred to in the foregoing CLAUSES (A) THROUGH (N) of this paragraph. It is agreed that the Guarantor's liability hereunder is independent of any other guaranties or other obligations at any time in effect with respect to the Guaranteed Debt or any part thereof and that the Guarantor's liability hereunder may be enforced regardless of the existence, validity, enforcement or non-enforcement of any such other guaranties or other obligations or any provision of any applicable law or regulation purporting to prohibit payment by the Borrower of the Guaranteed Debt in the manner agreed upon between the Bank and the Borrower.

         10.04 Credit may be granted or continued from time to time by the Bank to the Borrower without notice to or authorization from the Guarantor regardless of the Borrower's financial or other condition at the time of any such grant or continuation. The Bank shall not have any obligation to disclose or discuss with the Guarantor its assessment of the financial condition of the Borrower.

         10.05 Until the irrevocable payment in full of the Obligations and termination of the Commitment which could give rise to any Obligation, the Guarantor shall have no right of subrogation with respect to the Guaranteed Debt and hereby waives any right to enforce any remedy which the Bank now has or may hereafter have against the Borrower, any endorser or any other guarantor of all or any part of the Guaranteed Debt, and the Guarantor hereby waives any benefit of, and any right to participate in, any security or collateral given to the Bank to secure payment of the Guaranteed Debt or any part thereof or any other liability of the Borrower to the Bank.

         10.06 The Guarantor authorizes the Bank to take any action or exercise any remedy with respect to any collateral from time to time securing the Guaranteed Debt, which the Bank in its sole discretion (but subject, as applicable, to the terms of this Agreement and of any documentation pursuant to which a Lien in such collateral is granted) shall determine, without notice to the Guarantor.

         10.07 In the event the Bank in its sole discretion elects to give notice of any action with respect to any collateral securing the Guaranteed Debt or any part thereof, ten (10) days' written notice mailed to the Guarantor by ordinary mail at the address shown hereon shall be deemed reasonable notice of any matters contained in such notice. The Guarantor consents and agrees that the Bank shall not be under any obligation to marshall any assets in favor of the Guarantor or against or in payment of any or all of the Guaranteed Debt.

         10.08 In the event that acceleration of the time for payment of any of the Guaranteed Debt is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, or otherwise, all such amounts shall nonetheless be payable by the Guarantor forthwith upon demand by the Bank. The Guarantor further agrees that, to the extent that the Borrower makes a payment or payments to the Bank on the Guaranteed Debt, or the Bank receives any proceeds of collateral securing the Guaranteed Debt, which payment or receipt of proceeds or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be returned or repaid to the Borrower, its estate, trustee, receiver, debtor in possession or any other party, including, without limitation, the Guarantor, under any insolvency or bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment, return or repayment, the obligation or part thereof which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date when such initial payment, reduction or satisfaction occurred.

         10.09 No delay on the part of the Bank in the exercise of any right, power or remedy shall operate as a waiver thereof, and no single or partial exercise by the Bank of any right, power or remedy shall preclude any further exercise thereof; nor shall any amendment, supplement, modification or waiver of any of the terms or provisions of this Guaranty be binding upon the Bank, except as expressly set forth in a writing duly signed and delivered by the Bank. The failure by the Bank at any time or times hereafter to require strict performance by the Borrower or the Guarantor of any of the provisions, warranties, terms and conditions contained in any promissory note, security agreement, agreement, guaranty, instrument or document now or at any time or times hereafter executed pursuant to the terms of, or in connection with, this Agreement by the Borrower or the Guarantor and delivered to the Bank shall not waive, affect or diminish any right of the Bank at any time or times hereafter to demand strict performance thereof, and such right shall not be deemed to have been waived by any act or knowledge of the Bank, its agents, officers or employees, unless such waiver is contained in an instrument in writing duly signed and delivered by the Bank. No waiver by the Bank of any default shall operate as a waiver of any other default or the same default on a future occasion, and no action by the Bank permitted hereunder shall in any way affect or impair the Bank's rights or powers, or the obligations of the Guarantor under this Guaranty. Any determination by a court of competent jurisdiction of the amount of any Guaranteed Debt owing by the Borrower to the Bank shall be conclusive and binding on the Guarantor irrespective of whether the Guarantor was a party to the suit or action in which such determination was made.

         10.10 Subject to the provisions of Section 10.08, this Guaranty shall continue in effect until this Agreement has terminated, the Guaranteed Debt has been paid in full and the other conditions of this Guaranty have been satisfied.

                                   ARTICLE XI

                                  MISCELLANEOUS
                                  -------------

         11.01 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by either Loan Party therefrom, shall be effective unless the same shall be in writing and signed by the Bank and the Loan Party effected thereby, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         11.02 NOTICES. (a) All notices, requests, consents, approvals, waivers and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on SCHEDULE 11.02, and
(ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on SCHEDULE 11.02; or, as directed to a Loan Party or the Bank, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to such Loan Party and the Bank.

                  (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the mail, or if delivered, upon delivery; except that notices pursuant to Article II, III or X to the Bank shall not be effective until actually received by the Bank, and notices pursuant to Article III to the Bank shall not be effective until actually received by the Bank at the address specified for the " Bank" on the applicable signature page hereof.

                  (c) Any agreement of the Bank herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of a Loan Party. The Bank shall be entitled to rely on the authority of any Person purporting to be a Person authorized by a Loan Party to give such notice and the Bank shall not have any liability to either Loan Party or other Person on account of any action taken or not taken by the Bank in reliance upon such telephonic or facsimile notice. The obligation of the Borrower to repay the Loans and L/C Obligations shall not be affected in any way or to any extent by any failure by the Bank to receive written confirmation of any telephonic or facsimile notice or the receipt by the Bank of a confirmation which is at variance with the terms understood by the Bank to be contained in the telephonic or facsimile notice.

         11.03 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

         11.04  COSTS AND EXPENSES.  The Borrower shall:

                  (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse the Bank within five Business Days after demand (subject to Section 5.01(e)) for all costs and expenses incurred by the Bank in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs incurred by the Bank with respect thereto; and

                  (b) pay or reimburse the Bank within five Business Days after demand (subject to Section 5.01(e)) for all costs and expenses (including Attorney Costs) incurred by the Bank in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding).

         11.05 INDEMNIFICATION. Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify, defend and hold the Bank and each of its officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "INDEMNIFIED PERSON") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans, the termination of the Letters of Credit and replacement of the Bank) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of the Borrower entering into this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or Letters of Credit or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "INDEMNIFIED LIABILITIES"); PROVIDED, that the Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

         11.06 PAYMENTS SET ASIDE. To the extent that the Borrower makes a payment to the Bank, or the Bank exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred.

         11.07 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no

Loan Party may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Bank.

         11.08 PARTICIPATIONS. The Bank may at any time sell to one or more commercial banks or other Persons not Affiliates of a Loan Party (a "PARTICIPANT") participating interests in the Loans, the Commitment and the other interests of the Bank (the "originating Bank") hereunder and under the other Loan Documents; PROVIDED, HOWEVER, that (i) the originating Bank's obligations under this Agreement shall remain unchanged, (ii) the originating Bank shall remain solely responsible for the performance of such obligations,
(iii) each Loan Party and the Bank shall continue to deal solely and directly with the originating Bank in connection with the originating Bank's rights and obligations under this Agreement and the other Loan Documents, and (iv) the Bank shall not transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Bank as described in the FIRST PROVISO to Section 11.01. In the case of any such participation, the Participant shall not have any rights under this Agreement, or any of the other Loan Documents, and all amounts payable by the Borrower hereunder shall be determined as if the Bank had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as the Bank under this Agreement.

         11.09 CONFIDENTIALITY. The Bank agrees to take and to cause its Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by a Loan Party and provided to it by a Loan Party or any of its Subsidiaries, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with either Loan Party of any of its Subsidiaries; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Bank, or (ii) was or becomes available on a non-confidential basis from a source other than a Loan Party, provided that such source is not bound by a confidentiality agreement with a Loan Party known to the Bank; PROVIDED, HOWEVER, that the Bank may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Bank is subject or in connection with an examination of such Bank by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Bank or its Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to the Bank's independent auditors and other professional advisors; (G) to any Participant, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Bank hereunder; (H) as to the Bank or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company or any Subsidiary is party or is deemed party with the Bank or such Affiliate; and (I) to its Affiliates.

         11.10 SET-OFF. In addition to any rights and remedies of the Bank provided by law, if an Event of Default exists or the Loans have been accelerated, the Bank is authorized at any time and from time to time, without prior notice to the Borrower, any such notice being waived by the Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, the Bank to or for the credit or the account of the Borrower against any and all Obligations owing to the Bank, now or hereafter existing, irrespective of whether or not the Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. The Bank agrees promptly to notify the Borrower after any such set-off and application made by the Bank; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application.

         11.11 AUTOMATIC DEBITS OF FEES. With respect to any Loan, any unreimbursed drawing under a Letter of Credit, commitment fee, letter of credit fee or other fee, or any other cost or expense (including Attorney Costs) due and payable to the Bank under the Loan Documents, the Borrower hereby irrevocably authorizes the Bank to debit any deposit account of the Borrower with the Bank in an amount such that the aggregate amount debited from all such deposit accounts does not exceed such fee or other cost or expense. If there are insufficient funds in such deposit accounts to cover the amount of the fee or other cost or expense then due, such debits will be reversed (in whole or in part, in the Bank's sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section shall be deemed a set-off.

         11.12 JUDGMENT. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due under this Agreement or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Bank could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the either Loan Party in respect of any such sum due from it to the Bank under this Agreement or under the other Loan Documents shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the "Agreement Currency"), be discharged only to the extent that on the Business Day following receipt by the Bank of any sum adjudged to be so due in the Judgment Currency, the Bank may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Bank in the Agreement Currency, each Loan Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Bank or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Bank in such currency, the Bank agrees to return the amount of any excess to the relevant Loan Party (or to any other Person who may be entitled thereto under applicable law).

         11.13 COUNTERPARTS. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

         11.14 SEVERABILITY. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

         11.15 NO THIRD PARTIES BENEFITED. This Agreement is made and entered into for the sole protection and legal benefit of each Loan Party and the Bank, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

         11.16 GOVERNING LAW AND JURISDICTION. (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK; PROVIDED THAT THE PARTIES SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                  (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH LOAN PARTY AND THE BANK CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH LOAN PARTY HEREBY IRREVOCABLY DESIGNATE, APPOINT AND EMPOWER CT CORPORATION SYSTEMS, WITH OFFICES ON THE DATE HEREOF AT 1633 BROADWAY, NEW YORK, NEW YORK 10019, AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDINGS. IF FOR ANY REASON SUCH DESIGNEE, APPOINTEE AND AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, EACH LOAN PARTY AGREES TO DESIGNATE A NEW DESIGNEE, APPOINTEE AND AGENT IN NEW YORK CITY ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION SATISFACTORY TO THE AGENT UNDER THIS AGREEMENT. EACH LOAN PARTY AND THE BANK IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. EACH LOAN PARTY AND THE BANK WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

         11.17 WAIVER OF JURY TRIAL. EACH LOAN PARTY AND THE BANK WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTICIPANT, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH LOAN PARTY AND THE BANK AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         11.18 ENTIRE AGREEMENT. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among each Loan Party and the Bank and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

                               *        *        *

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                     GIGANTISSIMO 2061 AB (to be known as
                                     WATERLINK (SWEDEN) AB)

                                     By:
                                        ---------------------------------------

                                     Title:
                                           ------------------------------------

                                     WATERLINK, INC., as Guarantor

                                     By:
                                        ---------------------------------------

                                     Title:
                                           ------------------------------------

Commitment: $3,800,000               BANK OF AMERICA NATIONAL TRUST AND
                                     SAVINGS ASSOCIATION, LONDON BRANCH

                                     By:
                                        ---------------------------------------

                                     Title:
                                           ------------------------------------

                                   SCHEDULE 1

                           CALCULATION OF THE MLA COST
                      FOR ANY LOANS DENOMINATED IN STERLING

         (a) The MLA Cost for a Loan denominated in Sterling for each Interest Period for that Loan is calculated in accordance with the following formula:

                  BY + L(Y-X) + S(Y-Z)    % PER ANNUM
                  -------------------
                        100  -  (B+S)

                  where on the day of the application of the formula:

                  B is the percentage of the Bank's eligible liabilities which the Bank of England then requires the Bank to hold on a non-interest-bearing deposit account in accordance with its cash ratio requirements;

                  Y is the rate at which Sterling deposits are offered by the Bank to leading banks in the London interbank market at or about 11:00 a.m. on that day for the relevant period;

                  L is the percentage of eligible liabilities which (as a result of the requirements of the Bank of England) the Bank maintains as secured money with members of the London Discount Market Association or in certain marketable or callable securities approved by the Bank of England, which percentage shall (in the absence of evidence that any other figure is appropriate) be conclusively presumed to be 5 per cent;

                  X is the rate at which secured Sterling deposits may be placed by the Bank with members of the London Discount Market Association at or about 11:00 a.m. on that day for the relevant period or, if greater, the rate at which Sterling bills of exchange (of a tenor equal to the duration of the relevant period) eligible for rediscounting at the Bank of England can be discounted in the London Discount Market at or about 11:00 a.m. on that day;

                  S is the percentage for the Bank's eligible liabilities which the Bank of England requires the Agent to place as a special deposit; and

                  Z is the interest rate per annum allowed by the Bank of England on special deposits.

         (b)      For the purposes of this Schedule:

                  (i) "ELIGIBLE LIABILITIES" and "SPECIAL DEPOSITS" have the meanings given to them at the time of application of the formula by the Bank of England; and

                  (ii) "RELEVANT PERIOD" in relation to each Interest Period means:

                           (A)      if it is 3 months or less, that Interest
                                    Period or

                           (B)      if it is 3 months, 3 months.

         (c) In the application of the formula, B, Y, L, X, S and Z are included in the formula as figures and not as percentages, e.g. if B=0.5% and Y = 15% BY is calculated as 0.5 x 15.

         (d) The formula is applied on the first day of each relevant period. Each amount is rounded up to the nearest one-sixteenth of one per cent.

         (e) If the Bank determines that a change in circumstances has rendered, or will render, the formula inappropriate, the Bank shall notify the Borrower of the manner in which the MLA Cost for such Loans will subsequently be calculated. The manner of calculation so notified by the Bank shall, in the absence of manifest error, be binding on the Borrower.

                                 SCHEDULE 11.02
                                 --------------

                             BANK NOTICE INFORMATION
                             -----------------------

PAYMENT OFFICE:
---------------

Bank of America National Trust
   and Savings Association,
   London Branch

One Alie Street
1st Floor
London, E1  8DE
England

NOTICES:
--------

All notices (other than Letters of Credit):

Bank of America National Trust
   and Savings Association,
   London Branch
1 Alie Street
London, E1  8DE
England
Attn:          Richard Millar, Customer Service
Tel. No.:      011-44-181-313-2942
Fax No.:       011-44-181-313-2170

Notices for Letters of Credit:

Bank of America National Trust
   and Savings Association,
   London Branch
1 Alie Street
London, E1  8DE
England
Attn:          David Whyman/Fiona Campbell,
               Trade Finance Services
Tel. No.:      011-44-181-313-2717/2576
Fax No.:       011-44-181-313-2576/8

                           BORROWER NOTICE INFORMATION
                           ---------------------------

Waterlink (Sweden) AB
[Address]
Attn:
Tel. No.:
Fax No.:

                          GUARANTOR NOTICE INFORMATION
                          ----------------------------

Waterlink, Inc.
4100 Holiday Street N.W.
Canton, Ohio  44718
Attn:          Chief Financial Officer
Tel. No.:      330-649-4000
Fax No.:       330-649-4008

                                        2